UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GCP APPLIED TECHNOLOGIES INC.

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The following press release was issued by GCP Applied Technologies Inc. on May 18, 2020.

GCP Applied Technologies Urges Shareholders to Protect the Value of Their Investment by Voting the BLUE Proxy Card “FOR” GCP’s Nominees

ISS Fails to Recognize Meaningful Progress and Positive Business Momentum Under Significantly Refreshed Board and New CEO

ISS Ignores Risk of Significant Business Disruption by Handing Over Board Control to Activist Stockholders

CAMBRIDGE, Mass. – May 18, 2020 – GCP Applied Technologies Inc. (NYSE:GCP) (“GCP” or the “Company”), a leading global provider of construction products technologies, today issued a statement in response to a report issued by Institutional Shareholder Services Inc. (ISS) regarding the election of the Company’s director nominees – Elizabeth Mora, Randall Dearth, Gerald Colella, Janice Henry, Clay Kiefaber, James Kirsch, Philip Mason, Danny Shepherd, Armand Lauzon and John McPherson – at the Company’s 2020 Annual Meeting of Stockholders scheduled to be held on May 28, 2020.

We encourage you to protect the value of your investment in GCP and vote “FOR” ALL 10 of the Company’s director candidates listed on the BLUE proxy card.

We strongly disagree with ISS’s recommendation to support six of Starboard’s director nominees – a majority of the Board. While disappointing, this is consistent and unsurprising given ISS’s track record of support for Starboard in previous situations. We encourage shareholders to consider whether ISS’s recommendation is truly objective given its strong historical alignment with Starboard.

In its report, ISS has taken nearly all of Starboard’s arguments at face value and concludes that GCP is in need of a “comprehensive turnaround plan,” but still supports Starboard’s unoriginal, outdated plan with no new ideas that have not already been implemented or are being implemented by the Company under the leadership of CEO Randy Dearth.

We believe that ISS has ignored the significant, ongoing refreshment already undertaken by the Board, including two new independent director nominees this year and 5 of 9 new directors in the past three years. ISS also ignored the strength of GCP’s slate of director nominees who bring deep and relevant experience and skills to effectively oversee the Company’s strategy versus Starboard’s lack of relevant sector experience. The Board has successfully helped drive the Company’s strong business momentum over the past year, as most recently demonstrated by GCP’s first quarter earnings results, which represented our best Q1 performance since 2016.

Interestingly, ISS specifically recommends in favor of six Starboard nominees – the precise number of board seats that Starboard demanded from GCP during the Company’s repeated attempts to reach a reasonable settlement and avoid a proxy contest.

GCP has tried time and again to reach a constructive agreement with Starboard that would provide them with significant representation on the Board and the opportunity to help drive value for GCP shareholders. While we believe ISS reached the wrong conclusion, we continue to make reasonable efforts to resolve this matter, including an additional enhanced proposal made yesterday. Starboard, however, has refused to engage on finding a reasonable resolution and instead demanded that all of their nominees are elected to replace all existing directors other than Mr. Dearth and their two nominees already serving on the Board.

GCP strongly urges shareholders to consider the facts and reach an independent conclusion regarding who they believe would be the best candidates to serve the interests of all GCP shareholders on the Company’s Board. If successful, Starboard’s campaign would give outsized influence over the Board to GCP’s activist shareholders, who we believe are focused on their own self-serving agendas rather than acting in the best interests of ALL GCP shareholders.

GCP reminds shareholders that every vote is important, no matter how many or how few shares they hold. The Company urges all shareholders to use the BLUE proxy card to vote “FOR” the Company’s ten highly qualified and experienced director nominees TODAY.

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Investors:

GCP

investors@gcpat.com

D.F. King & Co., Inc.

Tom Germinario +1 212.493.6922

Geoffrey Weinberg +1.212.493.6969

Joele Frank, Wilkinson Brimmer Katcher

Nick Lamplough / Andrew Squire

212-355-4449

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Additional Information

GCP has filed a definitive proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders. GCP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD, AS THEY CONTAIN OR WILL CONTAIN (IN THE CASE OF AMENDMENTS OR SUPPLEMENTS) IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement (and any amendments or supplements thereto) and other documents filed by GCP with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

GCP, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from GCP’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of GCP’s directors and executive officers in GCP stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement (and any amendments and supplements thereto) filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Information

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events, which are subject to certain risks, uncertainties, and other factors, many of which are outside GCP’s control.

Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events, natural disasters and the COVID-19 pandemic. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.